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                                                                    EXHIBIT 3.25

                          CERTIFICATE OF INCORPORATION
                                       OF
                           WINGFOOT VENTURES EIGHT INC

      FIRST. The name of the corporation is:

                           WINGFOOT VENTURES EIGHT INC

      SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD. The nature of the business, or objects or purposes, to be conducted, transacted, promoted or carried on by the corporation are:

(a) To buy, utilize, lease, rent, import, export, manufacture, produce, design, prepare, assemble, fabricate, improve, develop, sell, lease, mortgage, pledge, hypothecate, distribute and otherwise deal in at wholesale, retail or otherwise, as a principal, agent or otherwise, all commodities, goods, wares, merchandise, machinery, tools, devices, apparatus, equipment and all other personal property, whether tangible or intangible, of every kind without limitation as to description, location or amount.

(b) To engage in any mining, manufacturing, processing or related business, to engage in the business of exploration, production, transportation, processing and refining of oil, gas and other hydrocarbons, and to buy, lease, construct or otherwise acquire, own, hold, use, sell, lease, mortgage or otherwise dispose of or deal in, lands, plants, water, facilities and equipment therefor.

(c) To subscribe for, purchase, invest in, own, hold, sell and otherwise generally deal in and with equity securities of every kind and description of any corporation, association, limited partnership, general partnership, firm, trustee, joint venture enterprise, syndicate, consortium, combination or entity; to acquire or become interested in any such securities by original subscription, underwriting, participation in syndicates or otherwise; and to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any such securities, including the right to vote thereon and otherwise act with respect thereto.

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(d)   To participate as an equity investor in the institution, promotion and organization of financial, manufacturing, industrial, natural resource exploration and development and other business concerns, firms, associations, corporations or other forms of enterprises; and to purchase, or otherwise acquire, become interested in, deal in and with, invest in, hold, sell, mortgage, pledge or otherwise dispose of all forms of securities of such business concerns.

(e) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      In addition to the powers and privileges conferred upon the corporation by law, the corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business, objects or purposes of the corporation.

      FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) shares, of the par value of One Hundred Dollars ($100.00) per share.

      FIFTH. The name and mailing address of the incorporator is as follows:

                Name                Mailing Address
           ---------------      -----------------------
           Hayes A Jenkins      1144 East Market Street
                                Akron, Ohio 44316-0001

      SIXTH. The corporation is to have perpetual existence.

      SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

      EIGHTH. Elections of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

      NINTH. The By-Laws of the corporation may from time to time be altered, amended, or repealed, or new By-Laws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the corporation entitled to vote, or (ii) by a majority of the full board of directors. Any change so made by the stockholders may thereafter be further changed by a majority of the directors unless the stockholders in adopting such change shall otherwise provide.

      TENTH. The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its By-Laws or otherwise may agree to indemnify and protect any director, officer, employee or agent to the extent permitted by the laws of Delaware.

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      ELEVENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said comprise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      TWELFTH. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

      THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      The undersigned, Hayes A Jenkins, for the purpose of forming a corporation under the General Corporation Law of the State of Delaware, does hereby make this Certificate, and does hereby declare and certify that this is his act and deed and the facts herein stated are true, and accordingly has executed this Certificate this 22nd day of July, 1988.

                                                 /s/ Hayes A. Jenkins
                                                 -------------------------------
                                                 Hayes A Jenkins, Incorporator

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STATE OF OHIO    )
                 ) ss
COUNTY OF SUMMIT )

      BE IT REMEMBERED that on this 22nd day of July, 1988, personally came before me, a Notary Public for the State of Ohio, Hayes A Jenkins, the person who executed the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said Certificate to be his act and deed and that the facts stated therein are true.

      GIVEN under my hand and seal of  office the day and year aforesaid.

                                                /s/ Joanne R. Kreiser
                                                -------------------------------
                                                Notary Public
                                                State of Ohio

(NOTARIAL SEAL)

      MY COMMISSION EXPIRES: DEC 25, 1988

        JOANNE R. KREISER NOTARY PUBLIC
           RESIDENCE - SUMMIT COUNTY
          STATE WIDE JURISDICTION OHIO
      MY COMMISSION EXPIRES DEC 25, 1988

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